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                                                                    Exhibit 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of ALZA Corporation for the registration of Liquid Yield Options Notes Due 2014 and to the incorporation by reference therein of our reports dated February 22, 1994, with respect to the consolidated financial statements of ALZA Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                   ERNST & YOUNG

Palo Alto, California
May 16, 1994